UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
July 1, 2015

HEMISPHERX BIOPHARMA, INC.
(Exact name of registrant as specified in its charter)

Delaware          0‑27072          52-0845822
(state or other juris- (Commission (I.R.S. Employer
diction of incorporation) File Number) (Identification No.)

1617 JFK Boulevard, Philadelphia, Pennsylvania         19103
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (215) 988-0080

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

422393_1

Item 1.01 Entry into a Material Definitive Agreement.

On August 21, 2015, Hemispherx Biopharma, Inc. (the “Company”) executed an agreement effective July 1, 2015 (the “Agreement”) with Gulf Coast Regional Blood Center (“GC”) pursuant to which GC will supply the Company with leukocyte concentrates. The Company uses these leukocyte concentrates for the manufacture of Alferon®.

The Agreement will be filed as an exhibit to the Company’s quarterly report on Form 10-Q for the period ending September 30, 2015.

Item 8.01. Other Events.

On August 21, 2015, a panel of the United States Court of Appeals for the Third Circuit unanimously upheld the Company’s successful defense of a case brought by Cato Capital, one of its former investment banks, thus affirming the trial court judgment the Company obtained in September 2014, when the Company fully prevailed in a federal lawsuit brought against the Company following trial. The appellate panel affirmed the rulings of United States District Court for the District of Delaware, which had dismissed all claims against the Company and subsequently ordered Cato to pay the Company attorney’s fees and costs in the amount of $770,852. The Company intends to pursue Cato to the fullest extent of the law to collect on the award of attorney’s fees and costs.
On June 18, 2013, a Stockholder Derivative Complaint was filed against the Company, as nominal defendant, and certain of its current and former Officers and Directors in the Court of Chancery of the State of Delaware.  The Complaint in this action, Rena A. Kastis and James E. Conroy v. Hemispherx Biopharma, Inc., et al., alleges breaches of fiduciary duties, waste of corporate assets and unjust enrichment.  The Company's Board of Directors appointed a Special Litigation Committee (“SLC”) to review the allegations set forth in the Complaint.  On December 20, 2013, the SLC issued its Report, in which it concluded that dismissing the Complaint would be in the best interests of Hemispherx and its stockholders.  On January 20, 2014, the SLC moved to dismiss the Complaint.  On August 18, 2015, the Court of Chancery denied the SLC’s motion to dismiss.  The Company anticipates filing its answer to the Complaint (or any amended complaint) shortly, after which the parties will commence discovery.

Item 9.01.    Financial Statements and Exhibits.

(c) Exhibits:

99.1	Press Release dated August 24, 2015 concerning the direct supply agreement with Gulf Coast Regional Blood Center.
99.2	Press Release dated August 26, 2015 concerning recent updates on certain litigation matters.

422393_1

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEMISPHERX BIOPHARMA, INC.

August 26, 2015                     By:    /s/ William A. Carter
William A. Carter M.D.,
Chief Executive Officer

422393_1